Exhibit 23.2

Consent of Grant Thornton LLP

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our report dated October 31, 2002 accompanying the consolidated financial statements included in the Annual Report of Technical Communications Corporation on Form 10-KSB for the year ended September 28, 2002. We hereby consent to inclusion of said report in Form 10-KSB for the year ended September 27, 2003 for Technical Communications Corporation.

/s/ Grant Thornton LLP

Boston, Massachusetts

December 23, 2003